Exhibit 16.1

October 18, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We have read Unitil Corporation’s statements included under Item 4.01 of its Form 8-K filed on October 18, 2013, and we agree with such statements concerning our firm.

/s/ McGladrey LLP

Boston, Massachusetts